UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 12, 2019

MACROGENICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02     Termination of a Material Definitive Agreement
On July 12, 2019, MacroGenics, Inc. (the “Company”) received written notice from Les Laboratories Servier and Institut de Recherches Internationales Servier (collectively, “Servier”), informing the Company of Servier's intention to terminate the Option for a License Agreement dated September 19, 2012, as amended, between Servier and the Company (the “Agreement”). The anticipated effective date of the termination is January 15, 2020 in accordance with the terms of the Agreement, unless sooner agreed to by the parties. As a result of this termination, the Company will regain full exclusive, worldwide commercialization rights to develop and market flotetuzumab, which is the Company's investigational, bispecific DART® molecule that recognizes both CD123 and CD3.

A summary of the material terms of the Agreement is included in the Company’s Annual Report on Form 10-K filed on February 26, 2019 (the “2019 Form 10-K”), which is qualified in its entirety by reference to the full text of the Agreement and amendments, which are filed as Exhibit 10.20 to the Company’s Form S-1 (333-190994) filed on October 4, 2013 and Exhibits 10.18 and 10.19 to the 2019 Form 10-K.

On July 17, 2019, the Company issued a press release including an announcement of Servier's notice of its intention to terminate the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

99.1        Press Release, dated July 17, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2019	MACROGENICS, INC.
	By:	/s/ Jeffrey Peters Jeffrey Peters Vice President and General Counsel